Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses incurred by Invesco Mortgage Capital Inc. (the “Company”) in connection with the issuance and sale of 16,100,000 shares of the Company’s common stock, $0.01 par value per share, other than underwriting discounts and commissions. All fees, except the Securities and Exchange Commission registration fee and the NYSE listing fee, are estimates.

Securities and Exchange Commission registration fee	$31,416.25
NYSE listing fee	60,375.00
Legal fees and expenses	160,000.00
Accounting fees and expenses	115,000.00
Printing and engraving expenses	10,000.00

Total	$376,791.25